Exhibit 24

Power of Attorney

Know all by these presents, that the undersigned hereby constitutes and appoints Eric Adams as the undersigned’s true and lawful attorney-in-fact, with full power and authority to act together or alone, including full power of substitution, to:

(1)	execute for and on behalf of the undersigned (a) any Form 3, Form 4 and Form 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) Form 144, and (c) Schedule 13D and Schedule 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Exchange Act, but only to the extent each form or schedule relates to the undersigned’s beneficial ownership of securities of InMed Pharmaceuticals Inc., a Canadian corporation (the “Corporation”);

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3, Form 4, Form 5, Form 144, Schedule 13D or Schedule 13G (including amendments thereto) and timely file the forms or schedules with the Securities and Exchange Commission and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)	take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the attorney-in-fact’s substitute, will lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and his substitute, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, Form 4, Form 5, Form 144, Schedule 13D and Schedule 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ Brenda Edwards
Signature

Brenda Edwards
Print Name

4/8/22
Date